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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
WEIDER NUTRITION INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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2002 SOUTH 5070 WEST
SALT LAKE CITY, UTAH 84104

September 26, 2002

Dear Stockholders:

        We cordially invite you to attend our 2002 Annual Meeting of Stockholders. The meeting will be held on Tuesday, October 29, 2002, at 2:00 p.m. local time, at Weider's headquarters located at 2002 South 5070 West, Salt Lake City, Utah.

        With this letter we are including the notice for our Annual Meeting, the proxy statement, the proxy card and our fiscal 2002 annual report. At the meeting we will vote on the election of our Board of Directors and the ratification of the appointment of our independent auditors. The Board recommends that you vote FOR the eight nominees for directors and the ratification of the appointment of our independent auditors.

        Your vote is important to us and I look forward to seeing you on October 29. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and return the attached proxy card. Thank you for your interest in Weider Nutrition International.

Sincerely,

Bruce J. Wood President and Chief Executive Officer

WEIDER NUTRITION INTERNATIONAL, INC.
2002 SOUTH 5070 WEST
SALT LAKE CITY, UTAH 84104
(801) 975-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, OCTOBER 29, 2002

TIME:	2:00 p.m.
PLACE:	Weider Nutrition International, Inc.'s Headquarters 2002 South 5070 West Salt Lake City, Utah
MATTERS TO BE VOTED ON:	(1) To re-elect the eight person Board of Directors to serve until the next annual meeting or until the election and qualification of their respective successors;
(2) To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2003; and
(3) To transact any other business properly coming before the meeting or any adjournment or postponement of the meeting.
RECORD DATE:	You may vote at the meeting if you were a stockholder at the close of business on September 20, 2002, the record date.
VOTING BY PROXY:
Please return your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If on September 20, 2002, your shares were held of record in your brokerage firm or similar organization, you may vote at the Annual Meeting using a valid proxy card from your brokerage firm issued in your name. For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.
By Order of the Board of Directors,

Daniel A. Thomson Senior Vice President—Business Development, General Counsel and Corporate Secretary

Salt Lake City, Utah
September 26, 2002

YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL
AND THE ANNUAL MEETING

Why am I receiving these materials?

        The Board of Directors (the Board) of Weider Nutrition International, Inc. is providing these proxy materials to you in connection with our 2002 Annual Meeting of Stockholders, which will take place on October 29, 2002. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about September 27, 2002, to all stockholders of record entitled to vote at the Annual Meeting.

Who may attend the Annual Meeting?

        All stockholders are invited to attend the Annual Meeting, including stockholders whose shares are held by their brokerage firm or similar organization.

What information is contained in these materials?

        The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our Annual Report for our fiscal year 2002 (which ended May 31, 2002) is also enclosed.

What am I voting on?

        The election of eight nominees to our Board of Directors and ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2003, are the only known matters to be voted on at the Annual Meeting.

What are the Board's voting recommendations?

        Our Board recommends that you vote your shares FOR each of the eight nominees to the Board and FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2003.

Who can vote at the Annual Meeting?

        Stockholders of record at the close of business on September 20, 2002 (the Record Date) may vote at the Annual Meeting. Also, if on September 20, 2002 your shares were held in the name of your brokerage firm, you may vote at the Annual Meeting by using a valid proxy from your brokerage firm issued in your name.

        On the Record Date, 11,916,288 shares of Class A Common Stock and 14,973,148 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held on the Record Date. Thus, an aggregate of 161,647,768 votes (the Voting Shares) may be cast by stockholders at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the matters that will come before the Annual Meeting.

How do I vote?

        You may vote your shares either by proxy or in person at the Annual Meeting (please also see the detailed instructions on your proxy card). To vote by proxy, please complete, sign and mail the enclosed proxy card in the envelope provided, which requires no postage for mailing in the United States. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the named nominees for director and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

        If you hold your shares in street name, you must obtain a legal proxy from your broker in order to vote at the Annual Meeting. Holding shares in "street name" means your Weider shares are held in an account at a brokerage firm or bank or other nominee holder and the stock certificates and record ownership are not in your name.

        Giving a proxy will not affect your right to change your vote if you attend the Annual Meeting and want to vote in person. We will pass out written ballots to anyone who wants to vote at the Annual Meeting.

May I revoke my proxy?

        You may revoke your proxy and change your vote at any time prior to the Annual Meeting by giving written notice of your revocation to our Corporate Secretary. You may also revoke your proxy by signing another proxy card with a later date and submitting this later dated proxy to us before the Annual Meeting, or voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting will not constitute a revocation of your proxy unless you actually vote at the Meeting.

What does it mean if I receive more than one proxy card?

        If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Will my shares be voted if I do not sign and return my proxy card?

        If you are the record holder of your shares and do not return your proxy card, your shares will not be voted unless you attend the Annual Meeting in person and vote your shares. If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors or ratification of independent auditors) or leave your shares unvoted. Your brokerage firm may not vote on "non-routine matters" such as a proposal submitted by a stockholder. If proposals to be acted upon include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters but expressly states that the broker is NOT voting on non-routine matters. The vote of your broker with respect to the non-routine matters is known as a "broker non-vote."

        We encourage you to provide instructions to your brokerage firm by completing the proxy that it sends to you. This will ensure that your shares are voted at the Annual Meeting.

What is a quorum and what constitutes a quorum?

        A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the Annual Meeting. The required quorum for the Annual Meeting is the presence in person or by proxy of the holders of a majority of the Voting Shares issued and outstanding as of September 20, 2002. Since there is an aggregate of 161,647,768 Voting Shares, a quorum will be present for the Annual Meeting if an aggregate of at least 80,823,885 Voting Shares are present in person or by proxy at the Annual Meeting.

How are abstentions and broker non-votes counted?

        Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will affect the outcome of the election of directors. With respect to the proposal to ratify the appointment of our independent auditors and any other proposals that properly come before the Annual Meeting, abstentions will have the effect of a vote against such proposal; however, broker non-votes will be treated as not entitled to vote and therefore will not be counted as votes for or against such proposals.

How many votes must the board nominees receive to be elected?

        The eight nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

What happens if a nominee is unable to stand for re-election?

        The Board may, by vote, decide on reducing the size of the Board or name a substitute nominee. If a substitute is named, shares represented by properly executed proxies may be voted for the substitute nominee. We are not aware of any nominee who is unable to stand for re-election.

How many votes are required to approve the ratification of the appointment of the independent auditors?

        The affirmative vote of a majority of the Voting Shares represented in person or by proxy and entitled to vote is required to approve the proposal to ratify the appointment of our independent auditors.

Who is paying for this proxy's solicitation process?

        The enclosed proxy is solicited on behalf of the Board and we are paying for the entire cost of the proxy solicitation process. Copies of the proxy material will be given to banks, brokerage houses and other institutions that hold shares that are beneficially owned by others. We will reimburse these banks, brokerage houses and other institutions for their reasonable out of pocket expenses in forwarding these proxy materials to the stockholders who are the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or our other employees. No additional compensation will be paid to our directors, officers or our other employees for soliciting proxies.

How can I find out the results of the voting at the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for our second quarter ending November 30, 2002.

When are stockholder proposals due for next year's Annual Meeting in 2003?

        It is currently contemplated that our 2003 Annual Meeting of Stockholders will be held on or about October 28, 2003. In the event that a stockholder desires to have a proposal considered for presentation at the 2003 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than May 28, 2003. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

        If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2003 Annual Meeting of Stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, we must receive notice of such proposal on or before August 13, 2003. If the notice is not received by August 13, 2003, it will be considered untimely under Rule 14a-4(c)(1) of the Securities and Exchange Commission's (the Commission) proxy rules, and we will have discretionary voting authority under proxies solicited for the 2003 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

        Proposals and notices should be directed to the attention of the Corporate Secretary, Weider Nutrition International, Inc., 2002 South 5070 West, Salt Lake City, Utah 84104.

PROPOSALS TO BE VOTED UPON
1. Election Of Directors

        The Board of Directors currently consists of eight directors who are elected annually. All of the eight nominees listed below are current directors. The Board recommends a vote FOR each of these nominees. The term of office for directors elected at the 2002 Annual Meeting will expire upon the election of the Board at the 2003 Annual Meeting or when their successors are duly elected and qualified. See the section entitled "Nominees for Election to the Board of Directors" below for biographical information on the Board nominees.

2. Ratification of Independent Auditors

        Upon the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2003. In the event that ratification of this appointment of auditors is not approved by stockholders at the Annual Meeting, the Board will review its appointment of auditors.

        We expect that a representative of Deloitte & Touche will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

3. Other Business

        The Board knows of no other business for consideration at the Annual Meeting. If other matters are properly presented at the Annual Meeting, or at any adjournment of the meeting, Bruce J. Wood and Daniel A. Thomson will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

        Nominees for re-election to the Board at the Annual Meeting are as follows:

Name	Age	Position with the Company
Eric Weider	38	Chairman of the Board
George F. Lengvari	60	Vice Chairman of the Board
Bruce J. Wood	52	Chief Executive Officer, President and Director
Ronald L. Corey	63	Director
David J. Gustin	51	Director
Roger H. Kimmel	56	Director
Brian P. McDermott	45	Director
H. F. Powell	69	Director

        Eric Weider has been our director since June 1989 and Chairman of our Board since August 1996. Since June 1, 1997, Mr. Weider has been President and Chief Executive Officer of Weider Health and Fitness, a major stockholder of the company. Mr. Weider also serves as a member of the board of directors of a number of public and private companies in the United States and Canada, including Weider Health and Fitness, Nutripeak, Inc. and Weider Publications, a publisher of health and fitness magazines. Mr. Weider is also the President of the Joe Weider Foundation and is a director of Hillside Investment Management, Inc. and Life Science Holdings.

        George F. Lengvari has been our director since August 1996 and serves as Vice Chairman of the Board of Directors. Mr. Lengvari has been Vice Chairman of Weider Health and Fitness, a major stockholder of the company, since June 1995 and Chairman of Weider Publications U.K. since September 1994. Prior to joining Weider Health and Fitness, Mr. Lengvari was a partner for 22 years in the law firm Lengvari Braman and is currently of counsel to the law firm LaPointe Rosenstein.

        Bruce J. Wood has been our Chief Executive Officer, President and a director since June 1999. From January 1998 to December 1998, Mr. Wood was the President and a founder of All Stick Label LLC, a private company which manufactures custom pressure sensitive labels. From 1973 to December 1997, Mr. Wood held various management positions with divisions of Nabisco, Inc., a manufacturer and marketer of packaged food, including President and Chief Executive Officer of Nabisco, Ltd., President of Planters Lifesavers Company, and Senior Vice President, Marketing of both Nabisco Biscuit Company and Del Monte USA. Mr. Wood also serves as a director of Payge International Ltd., a private company which manufactures injection molded plastic industrial and advertising products.

        Ronald L. Corey has been our director since August 1996. Mr. Corey served as President of the Club de Hockey Canadien Inc. (the Montreal Canadiens) and the Molson Center Inc. from 1982 through July 1999. In addition, between 1985 and 1989, Mr. Corey held the position of Chairman of the Board and director of the Montreal Port Corporation.

        David J. Gustin has been our director since March 1999. Mr. Gustin has been a principal in AmeriKid Foods LLC from July 1998 to present. From March 1999 until June 1999, Mr. Gustin served as Chief Executive Officer and President of our company. From 1992 to June 1998, Mr. Gustin held various senior management positions within ConAgra, Inc., including President of ConAgra Grocery Products Companies, Hunt-Wesson Grocery Products Companies, LaChoy/Rosarita Company and Orville Redenbacher/ Swiss Miss Company. Prior to joining ConAgra, Inc., Mr. Gustin held various management positions with Frito-Lay, Inc. and General Foods Corporation.

        Roger H. Kimmel has been our director since August 1996. Mr. Kimmel has been Vice Chairman of Rothschild, Inc., an investment banking firm, since January 2001. Prior to January 2001, Mr. Kimmel had been a partner at the law firm of Latham & Watkins for more than five years. Mr. Kimmel is also a director of Endo Pharmaceutical Holdings, Inc. and of Weider Publications.

        Brian P. McDermott has been our director since June 2001. Mr. McDermott has been a director, President, and Chief Executive Officer of Fitness Holdings International, Inc., and its predecessor, since November 2001. Mr. McDermott was also a director, President, and Chief Executive Officer of PartsAmerica.com from May 2000 to July 2001. From 1988 to present, Mr. McDermott has been a general partner in Hancock Park Associates, a private equity firm, and has held various management and director positions in several of the firm's portfolio companies. Mr. McDermott held various management positions with Leslie's Poolmart, Inc. from 1988 to May 2000, including President and/or Chief Executive Officer from 1989 to December 1999 and Chairman of the Board from January 2000 to May 2000. From November 1994 to December 1998, Mr. McDermott served as Chairman of the Board of Busy Body, Inc., a specialty retailer of fitness equipment.

        H.F. Powell has been our director since January 2000. Since 1997, Mr. Powell has been an independent consultant to various corporations. Prior to his retirement in 1996, Mr. Powell served as Executive Vice President and Chief Financial Officer of Nabisco, Inc. from 1994 through 1996 and President of Nabisco International from 1989 through 1994. Throughout his career, Mr. Powell served in various senior level finance and operating positions including Executive Vice President of Nabisco

International, Senior Vice President and Chief Financial Officer of Nabisco Brands, President of Nabisco Brands Canada and Senior Vice President and Chief Financial Officer of Standard Brands.

BOARD OF DIRECTORS AND BOARD COMMITTEES INFORMATION

        Our business is managed under the direction of the Board of Directors. To assist in carrying out this responsibility, the Board has established an Executive Committee, Audit Committee and Compensation Committee. We do not have a standing nominating committee. During fiscal 2002, the Board of Directors met eight times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 2002 and the total number of meetings held during fiscal 2002 by all committees of the Board on which that director served.

Executive Committee

        The current members of the Executive Committee are Messrs. Weider, Lengvari and Wood. During fiscal 2002, the Executive Committee met three times. The Executive Committee has the authority to determine questions of general policy with regard to our business, to the extent permitted by law.

Audit Committee

        The current members of the Audit Committee are Messrs. Powell, Corey and McDermott. Mr. McDermott joined the Audit Committee upon his appointment to the Board in June 2001. During fiscal 2002, the Audit Committee met nine times. The Audit Committee's responsibilities include:

  •
  recommending the selection of independent auditors to the Board of Directors;

  •
  consulting with the independent auditors with regard to the plan and scope of audit;

  •
  reviewing in consultation with the independent auditors, their report of audit or proposed report of audit and the accompanying management letter, if any;

  •
  reviewing the impact of new or proposed changes in accounting principles or regulatory requirements;

  •
  consulting with the independent auditors with regard to the adequacy of internal controls and, as appropriate, consulting with management regarding the same;

  •
  review of audit and not-audit services performed and fees charged, and the possible effect of the performance of such services on the auditor's independence; and

  •
  such other responsibilities set forth in its Charter.

Compensation Committee

        The current members of the Compensation Committee are Messrs. Powell, Corey and McDermott. Mr. McDermott joined the Compensation Committee in January 2002. During fiscal 2002, the Compensation Committee met four times. The Compensation Committee's responsibilities include:

  •
  reviewing the compensation policy for our executive officers and such other officers as directed by the Board of Directors;

  •
  reviewing general compensation goals and guidelines for our employees and the criteria by which bonuses to our employees are determined;

  •
  acting as administrator of the 1997 Equity Participation Plan, as amended, (the Equity Plan); and

  •
  performing other related functions as directed by the Board of Directors from time to time.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2002, Messrs. Powell, Corey and McDermott served as the members of the Compensation Committee. Messrs. Powell, Corey and McDermott are not employees of, or otherwise affiliated with (other than in their capacity as directors), our company.

        During 2002, no executive officer served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee.

Director Compensation

        Members of the Board of Directors who are not our employees or employees of any subsidiary or parent corporation of our company (the Independent Directors) receive an annual fee of $12,000. In addition to the annual fee, each Independent Director is entitled to receive $1,500 for each Board meeting attended and $500 for each committee meeting attended on a day the Board is not otherwise meeting. Messrs. Corey, Gustin, Kimmel, McDermott and Powell are currently our Independent Directors. Directors who are not Independent Directors receive no compensation for serving on the Board of Directors. We do, however, reimburse all directors for their reasonable expenses incurred in connection with their activities as directors.

        Upon appointment or election to the Board, each Independent Director receives options to purchase 20,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and vesting in equal installments over three years. Accordingly, Mr. McDermott received an option grant covering 20,000 shares on June 8, 2001, the date of his appointment to the Board, with an exercise price of $2.50 per share.

        Independent Directors are also granted options to purchase 12,500 shares of Class A Common Stock upon each Annual Meeting of the Company's stockholders following the first anniversary of the date of appointment or election to the Board of Directors, provided the Independent Director is then still serving as a director of the Company. These options are granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and vest in equal annual installments over three years. Accordingly, Messrs. Corey, Gustin, Kimmel and Powell each received an option grant covering 12,500 shares on October 30, 2001, the date of our 2001 Annual Meeting, with an exercise price of $1.48 per share.

        Each Independent Director who had been a member of our Board for a term of three consecutive years (Three Year Term) as of October 3, 2001, was granted an option to purchase 15,000 shares of our Class A Common Stock, and will be automatically granted an option to purchase 15,000 shares of our Class A Common Stock as of the expiration of each subsequent Three Year Term. Each Independent Director who has not served a Three Year Term as of October 3, 2001 or is first elected or appointed to the Board after October 3, 2001, will be automatically granted an option to purchase 15,000 shares of our Class A Common Stock as of the completion of each Three Year Term. These options vest immediately upon grant. Accordingly, Messrs. Corey and Kimmel were granted options on October 3, 2001 covering 15,000 shares with an exercise price of $1.40 per share, and Mr. Gustin received an option grant on March 1, 2002 covering 15,000 shares with an exercise price of $1.83 per share.

        In addition, a one-time grant covering an aggregate of 60,000 shares was made on October 3, 2001 to Independent Directors as permitted under the Equity Plan. As a result, each of Messrs. Corey, Gustin, Kimmel and Powell received an option grant covering 20,000, 10,000, 20,000 and 10,000 shares, respectively, with an exercise price of $1.40 per share. These options vest in three equal annual installments beginning with the first anniversary of the grant date.

STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table sets forth information that has been provided to us regarding the beneficial ownership of our Class A and Class B Common Stock as of the Record Date for (i) each person or entity who is known to us to beneficially own more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each person who is a director of our company and each nominee; (iii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group.

        Except as noted, the person or entity listed has sole voting and investment power with respect to the shares shown in this table.

	Shares Beneficially Owned(1)
	Number of Shares		Percent		Percent of Total Voting Power
Name of Beneficial Owner
	Class A(2)	Class B	Class A(3)	Class B
Directors and Named Officers:
Eric Weider(4)	182,171	0	1.5%	0%	*
Bruce J. Wood	698,000	0	5.6	0	*
Ronald L. Corey	121,927	0	1.0	0	*
David J. Gustin	34,167	0	*	0	*
Roger H. Kimmel	96,500	0	*	0	*
George F. Lengvari(4)(5)	0	0	0.0	0	0%
Brian P. McDermott	6,667	0	*	0	*
H. F. Powell	40,833	0	*	0	*
Joseph W. Baty	216,590	0	1.8	0	*
Richard A. Blair	402,222	0	3.3	0	*
Thomas H. Elitharp	153,350	0	1.3	0	*
Daniel A. Thomson	121,667	0	1.0	0	*
Directors and executive officers as a group (14 persons)(4),(5)	2,218,572	0	16.7	0	1.4
Other Principal Stockholders:
Weider Health and Fitness(6) 21100 Erwin Street Woodland Hills, CA 91367	0	14,973,148	0.0	100	92.6
Gabelli Asset Management Inc.(7) One Corporate Center Rye, New York 10580-1422	2,208,200	0	18.5	0	1.4
Wynnchurch Capital(8) Two Conway Park 150 Field Dr., Suite 165 Lake Forest, IL 60045	1,174,955	0	11.1	0	*

*
Represents less than 1%.

(1)
Except for information based on Schedules 13D or 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of the Record Date, and includes shares exercisable within 60 days of that date held by each person, as if such shares were outstanding on that date.

(2)
Includes 625,000, 64,500, 34,167, 79,500, 6,667, 20,833, 120,000, 220,000, 64,000, 53,667, and 1,392,000 shares of Class A Common Stock which may be purchased upon the exercise of stock options that are currently vested or vest within 60 days of the Record Date and are held by Messrs. Wood, Corey, Gustin, Kimmel, McDermott, Powell, Baty, Blair, Elitharp, Thomson and all

  current directors and executive officers as a group, respectively. Also includes 73,000, 96,000, 100,000, 89,000, 67,000 and 465,000 shares of Restricted Stock granted on August 16, 2002 to Messrs. Wood, Baty, Blair, Elitharp, Thomson and all current directors and executive officers as a group, respectively. The shares of Restricted Stock are subject to certain vesting and forfeiture requirements.

(3)
Does not give effect to the conversion of Class B Common Stock.

(4)
Does not include 14,973,148 shares of Class B Common Stock held by Weider Health and Fitness. Mr. Weider is President and Chief Executive Officer of Weider Health and Fitness and Mr. Lengvari is Vice Chairman of Weider Health and Fitness. Messrs. Weider and Lengvari disclaim beneficial ownership of such shares.

(5)
Does not include 410,997 shares of Class A Common Stock held by Bayonne Settlement, a trust organized under the laws of Jersey (U.K.), of which family members of George F. Lengvari are included among the beneficiaries. Bayonne Settlement is administered by an independent trustee and Mr. Lengvari has neither the power of disposition nor the power to vote the shares. Mr. Lengvari disclaims beneficial ownership of such shares.

(6)
Based on Schedule 13G/A filed on February 14, 2002 by Weider Health and Fitness.

(7)
Based on Schedule 13D/A dated August 16, 2002. Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Investors, Inc. ("GAMCO") and Gabelli Advisers, Inc. ("Gabelli Advisers") own 390,000, 1,548,200 and 270,000 shares of Class A Common Stock, respectively. Due to their affiliations, Gabelli Funds is deemed to beneficially own the shares held by GAMCO and Gabelli Advisers, and each Mario J. Gabelli, Marc J. Gabelli and Gabelli Asset Management Inc. ("GAMI") is deemed to beneficially own the shares held by Gabelli Funds, GAMCO and Gabelli Advisers. Subject to certain limitations, each of Gabelli Funds, GAMCO and Gabelli Advisers has sole disposition and voting power over the shares of Class A Common Stock held by them. Mario J. Gabelli, Marc J. Gabelli, GAMI and Gabelli Group Capital Partners, Inc. have indirect disposition and voting power over the shares held by Gabelli Funds, GAMCO and Gabelli Advisers.

(8)
Based on Schedule 13D/A filed on August 8, 2000 by Wynnchurch Capital, Ltd. Wynnchurch Capital Partners, L.P. ("Wynnchurch US") is the record holder of 578,102 shares of Class A Common Stock and Wynnchurch Capital Partners Canada, L.P. ("Wynnchurch Canada") is the record holder of 596,853 shares of Class A Common Stock. Along with Wynnchurch Partners, L.P. ("US GP"), Wynnchurch Management, Inc. ("US Management"), Wynnchurch Partners Canada, L.P. ("Canada GP") and Wynnchurch GP Canada, Inc. ("Canada Management"), Wynnchurch US and Wynnchurch Canada may be considered a group with in the meaning of Section 13(d) of the Securities Exchange Act of 1934 and, as a result, each entity may be deemed to beneficially own the shares held by Wynnchurch US and Wynnchurch Canada. As a result of their affiliations, each of US GP and US Management has the sole disposition and voting power over the shares owned by Wynnchurch US, and each of Canada GP and Canada Management has the sole disposition and voting power over the shares owned by Wynnchurch Canada.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Bruce J. Wood	52	Chief Executive Officer, President and Director
Joseph W. Baty	45	Executive Vice President and Chief Financial Officer
Richard A. Blair	43	Executive Vice President—Active Nutrition Unit
Thomas H. Elitharp	53	Executive Vice President—Operations and Support Services
Daniel A. Thomson	38	Senior Vice President—Business Development, General Counsel and Corporate Secretary
Philip H. Cooper	43	Senior Vice President—Finance
Michael Krüger	45	Managing Director, Haleko Unit

        Set forth below are descriptions of the backgrounds of the current executive officers. For a description of the background of Mr. Wood, see "NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS." We are not aware of any family relationships among any of our directors and executive officers.

        Mr. Baty has served as Executive Vice President and Chief Financial Officer since November 1999. From January 1997 to October 1999, Mr. Baty served as Senior Vice President—Finance. Prior to joining us, Mr. Baty was a partner at KPMG LLP, which he joined in 1984. Mr. Baty is a certified public accountant.

        Mr. Blair has served as Executive Vice President—Active Nutrition Unit since December 2001. From January 2001 to December 2001, Mr. Blair served as Executive Vice President—International. Mr. Blair has served us in various capacities since 1991, including Senior Vice President Sales—Costco from July 1999 to January 2001, Executive Vice President—Sales and Marketing from January 1997 to July 1999 and Senior Vice President—Sales from January 1994 to January 1997. Prior to joining us, Mr. Blair was Director of Sales and Marketing at Tunturi Sports Equipment Company, which he joined in 1984.

        Mr. Elitharp has served as Executive Vice President—Operations and since June 2001. From September 1997 to May 31, 2001, Mr. Elitharp served as Senior Vice President—Operations. Prior to joining us, Mr. Elitharp held numerous positions with Welch Food Inc. for over 18 years, most recently as Director of Operations for its East Coast manufacturing locations.

        Mr. Thomson has served as Senior Vice President and General Counsel since July 1998, Corporate Secretary since July 1999, and Senior Vice President—Business Development since June 2001. Prior to joining us, Mr. Thomson was in private law practice in the corporate and securities departments of Latham & Watkins and LeBoeuf, Lamb, Greene & MacRae. Mr. Thomson, a certified public accountant, was an accountant and consultant with the firm of Price Waterhouse prior to practicing law.

        Mr. Cooper has served as Senior Vice President—Finance since December 2001 and Chief Financial Officer—Weider Europe since March 2002. Mr. Cooper previously served as Senior Vice President—Human Resources from July 1999 to December 2001 and Senior Vice President—Administration from September 1996 to June 1999. Mr. Cooper is a former partner with Deloitte & Touche and is a certified public accountant.

        Mr. Krüger has served as Managing Director—Haleko Unit since May 2002. From February 1999 to January 2001, Mr. Krüger served as Managing Director Marketing/Sales of Van Laack GmbH. From July 1994 to January 1999, Mr. Krüger was a Managing Director and Vice President Retail Division Northern Europe for Fruit of the Loom, Inc. Prior to joining Fruit of the Loom, Inc., Mr. Krüger held various sales, marketing, and management positions from 1987 to 1994 with Sara Lee Corporation and Mars, Inc.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following table sets forth, for the last three fiscal years, information regarding the annual and long-term compensation for our Chief Executive Officer and the next four most highly compensated executive officers (based on the last fiscal year). We sometimes refer to all of these officers as the Named Executive Officers.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards(1)
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Annual Compensation(2)
Bruce J. Wood Chief Executive Officer and President	2002 2001 2000	$440,000 420,000 400,000	$268,000 218,820 408,000	0 75,000 600,000	$5,500 184,929 456,444
Joseph W. Baty Executive V. P. and Chief Financial Officer	2002 2001 2000	228,000 213,000 185,833	115,710 68,586 107,100	0 90,000 45,000	5,500 5,214 5,100
Richard A. Blair Executive V. P.—Active Nutrition Unit	2002 2001 2000	235,000 225,000 225,000	177,825 75,405 157,500	0 90,000 0	5,500 4,141 5,181
Thomas H. Elitharp Executive V. P.—Operations and Support Services	2002 2001 2000	192,500 158,125 135,000	143,360 52,313 68,850	0 70,000 10,000	5,500 5,475 5,100
Daniel A. Thomson Senior V. P.—Bus. Development and General Counsel	2002 2001 2000	183,500 167,167 150,000	102,136 52,826 76,500	0 50,000 15,000	5,500 5,261 5,100

(1)
Excludes Restricted Stock awards granted after 2002 fiscal year, on August 16, 2002, which generally vest 20% per year and are subject to certain other restrictions.

(2)
Except for the reimbursement of relocation and other related expenses of $179,829 and $456,444 for Mr. Wood in fiscal year 2001 and 2000, respectively, all amounts under the heading "All Other Compensation" represent our matching contributions under our 401(k) Plan.

Option Grants in Last Fiscal Year

        No stock option grants were made to Named Executive Officers during fiscal 2002.

Aggregated Option Exercises in Fiscal 2002 and Year-End Option Values

        The following table sets forth certain information with respect to the unexercised options to purchase shares of Class A Common Stock held by the Named Executive Officers as of May 31, 2002. No Named Executive Officer exercised any options during fiscal 2002.

	Number of Securities Underlying Unexercised Options as of May 31, 2002		Value of Unexercised In-the-Money Options as of May 31, 2002(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce J. Wood	625,000	50,000	$0	$0
Joseph W. Baty	116,000	79,000	0	0
Richard A. Blair	216,000	64,000	0	0
Thomas H. Elitharp	60,000	60,000	0	0
Daniel A. Thomson	53,667	51,333	0	0

(1)
Based on the closing price of the Class A Stock on the New York Stock Exchange on May 31, 2002 ($1.95), minus the exercise price of the option.

Long Term Incentive Program

        The Company currently has in effect a long-term compensation program for executives designed to improve the Company's financial position by reducing overall debt and improving the Company's capital position. Under the program, the Named Executive Officers are entitled to certain cash payments if formula-based debt and capital targets are met as of May 31, 2003. Based on the targets established by our Compensation Committee under this program, Messrs. Wood, Baty, Blair, Elitharp and Thomson could be entitled to a bonus not to exceed $212,500, $270,000, $40,000, $150,000 and $151,000, respectively.

Employment Related Agreements

        We entered into a new employment agreement with Mr. Wood effective June 2002. Pursuant to his employment agreement, Mr. Wood is entitled to a base salary of $440,000 per year (subject to annual review by the Compensation Committee of the Board) and annual bonuses in an amount based upon our annual performance and profitability. In addition, in the event Mr. Wood terminates his employment for "cause," is terminated without "cause" (as defined in the employment agreement) or his contract is not renewed after 2004 as described below, he is entitled to a severance payment in an amount equal to 100% of his base salary, plus an amount equal to the greater of his base salary or his annual bonus for the prior year. In addition, upon such termination, or if Mr. Wood is terminated for incapacity, any equity awards (options, restricted shares, etc.) he has received that would have become exercisable (or vested) on the next following anniversary of the date of grant will immediately become exercisable (or vested). If Mr. Wood's employment is terminated by him for "cause" or we terminate his employment without "cause," he has agreed not to be employed by certain of our competitors within the territorial United States for a period of six months. If his employment is terminated for any other reason, the non-competition restriction will last for one year. Unless sooner terminated by the parties, the agreement expires on May 31, 2004, with automatic renewal thereafter of up to three successive one year terms unless either party gives at least three months notice of non-renewal.

        We entered into a new employment agreement with Mr. Blair effective November 2001. Mr. Blair is entitled to a base salary (subject to annual review and adjustment for changes in responsibilities) and bonuses in an amount based upon our annual performance and profitability. Mr. Blair is entitled to certain severance benefits in the event he is terminated by us. If Mr. Blair's employment is terminated by us without cause or by Mr. Blair for "good reason," he is entitled to a severance payment in an amount equal to 200% of his current base salary and fiscal 2000 bonus. Mr. Blair has an outstanding loan with us. See "Certain Relations and Related Transactions—Management Loan." The employment agreement provides that, contingent upon his continued employment with us, his principal loan and interest will be forgiven one-third per year over a three year period beginning on the effective date of the employment agreement. In addition, under certain termination circumstances or in the event of certain change in control events, we will forgive amounts outstanding under Mr. Blair's loans. Pursuant to his employment agreement, Mr. Blair has agreed not to be employed by certain entities engaged in the manufacture and distribution of nutritional supplements for certain periods following the termination of his employment agreement in certain circumstances.

        We also have agreements with each of Messrs. Baty, Elitharp and Thomson that provide that in the event he terminates his employment for "good reason" or we terminate his employment without "cause" (each, as defined in the agreement), he is entitled to a severance payment in an amount equal to 100% of his base salary plus an amount equal to the greater of (a) his prior year's bonus, (b) the average of his bonuses for the past three years or (c) 50% of his base salary. If such termination occurs in connection with certain change in control events, the severance payment percentage will change from 100% to 150% for Messrs. Baty and Elitharp and 125% for Mr. Thomson.

        Pursuant to Change in Control Agreements with the Messrs. Wood, Blair, Baty, Elitharp and Thomson, each of these executive officers would be entitled to a tax gross up payment to the extent he would be subject to excise tax in connection with any change in control event. In addition, Mr. Wood's Change in Control Agreement provides that if his employment is terminated by him for "good reason" or we terminate his employment without "cause" (each as defined in the agreement) upon the consummation of certain change of control events, he will be entitled to receive an amount equal to his base salary, in addition to any amount he is entitled to receive pursuant to his employment agreement with us.

Option Exchange Program

        On September 12, 2002, the Company commenced an option exchange offer, pursuant to which the Company offered to exchange options to purchase shares of our Class A common stock that are outstanding under our Equity Plan and that have an exercise price of at least $3.50 per share for replacement options to be granted six months and one day from the expiration of the offer. All options tendered for exchange and accepted by us will be cancelled on or about October 10, 2002, unless the offer period is otherwise extended. Directors (excluding our Chief Executive Officer) and consultants are not eligible to participate in the offer.

        All replacement options will be non-qualified stock options granted under our Equity Plan. With respect to eligible senior executives, the number of shares of Class A common stock that will be subject to the replacement options to be granted will be equal to three-fourths the number of shares of Class A common stock subject to the options that are accepted for exchange and cancelled, rounded down to the nearest whole number. With respect to all other eligible employees, there will be a one-for-one grant of replacement options to be issued on the replacement grant date (i.e., six months and one day following expiration of the offer). Each replacement option issued on the replacement grant date will be unvested on the replacement grant date and will vest as to 25% of the shares subject to the option on the six month anniversary of the replacement grant date and as to 25% of the shares subject to the option on each anniversary of the replacement grant date until the option is fully vested on the third anniversary of the replacement grant date, subject to earlier termination of the option and continued employment. The exercise price for the replacement options will be equal to the closing sales price of our Class A common stock as quoted on the New York Stock Exchange on the date preceding the replacement grant date. Additionally, each replacement option will have a new full eight year term beginning on the replacement grant date. Except for the new exercise price, vesting schedule and new termination date, the replacement options will have terms and conditions that are substantially similar to the cancelled options.

        We are implementing this offer to exchange because a considerable number of our eligible employees have stock options, whether or not they are currently exercisable, with exercise prices that are significantly above our current and recent trading prices. These options were originally granted to give employees a stake in the growth and success of our company and to provide them with a valuable incentive to stay with our company. This exchange program is voluntary and will allow eligible employees to choose whether to keep their current stock options at their current exercise price or to exchange those options for replacement options to purchase the same number of shares, subject to adjustments for any stock splits, stock dividends and similar events.

        As of September 4, 2002, options to purchase 2,455,800 shares of our Class A common stock were issued and outstanding under our Equity Plan. Of these options, eligible employees held outstanding options to purchase 1,174,800 shares of our Class A common stock with an exercise price of at least $3.50 per share, of which 1,025,000 options are held by our executive officers. We have been informed that each of our executive officers intends to participate in the option exchange program.

REPORT OF OUR COMPENSATION COMMITTEE

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors provides guidance and overview for all executive compensation and benefit programs, including basic strategies and policies. The Committee also reviews and approves general Company compensation policies matters and oversees the Company's Equity Plan, including reviewing and approving stock option grants to the Company's executive officers. The members of the Compensation Committee are all non-employee directors of Weider.

        Compensation Policy and Company Performance.    The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The executive compensation program's overall objectives are to reward and retain executives with the level of talent and ability required to prudently guide the Company's growth, maximize the link between executive and stockholder interests through a stock option plan and recognize individual contributions as well as overall business results. The Committee balances these objectives against appropriate aggregate compensation levels given the Company's size and operating performance.

        The key elements of the Company's compensation program consist of base salary, annual cash bonus, and equity participation and long-term compensation programs. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to the Company's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other benefits, as well as the programs described below.

        Base Salaries.    A competitive base salary is necessary to the development and retention of capable management and is consistent with the Company's long-term goals. Base salaries for executives are determined based upon the Compensation Committee's evaluation of, among other factors, the responsibilities of the position held, the experience of the individual, the job performance of the individual, competitive salary information, the Company's overall financial results and general economic conditions.

        Bonus Payments.    The Company's management annual incentive plan has been established to reward participants for their contributions to the achievement of company-wide and individual objectives. Targeted cash bonus payments are awarded to executives in recognition of contributions to the business during the prior year. An executive's contributions to the business are measured, in part, by his or her success in meeting certain goals established by such executive and the Compensation Committee in consultation with the Chief Executive Officer. The aggregate amount of the bonuses awarded in any fiscal year is determined by reference to the terms of the executive employment agreements, as applicable, the Company's competitive position, assessment of progress in attaining long-term goals and business performance considerations.

        The specific cash bonus an executive receives is dependent on the Company's financial performance, individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors, including initiative, business judgment, knowledge of the industry, management skills and goal achievement.

        Equity Participation Programs.    The Equity Plan offered by Weider has been established to provide employees with an opportunity to share, along with stockholders, in the long-term performance of Weider. Stock options are intended to help motivate and retain key employees. The exercise price of the stock options is set at a price equal to or above the market price of the Class A Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Class A Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

        Long Term Compensation Programs.    The Compensation Committee also, from time to time, establishes long-term compensation programs designed to attract, retain motivate key employees. The Company currently has in effect a long-term compensation program for executives designed to improve the Company's financial position by reducing overall debt and improving the Company's capital position. Under the program, the executives are entitled to certain cash payments if formula-based debt and capital targets are met as of May 31, 2003. Based on the targets established by the Committee under this program, Messrs. Wood, Baty, Blair, Elitharp and Thomson could be entitled to a bonus not to exceed $212,500, $270,000, $40,000, $150,000 and $151,000, respectively.

        Policy on the Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits a public company's federal income tax deduction for compensation paid in excess of $1,000,000 to any of its five most highly compensated executive officers. However, certain performance-based compensation, including awards of stock options, is excluded from the $1,000,000 limit if specific requirements are met.

        While the tax impact of any compensation arrangement is one factor which is considered by the Committee, such impact is evaluated in light of the compensation policies discussed above. The Committee's compensation determinations have generally been designed to maximize the Company's federal income tax deduction for possible application in future years. However, from time to time compensation may be awarded which is not fully deductible if it is determined that such award is consistent with the overall design of the compensation program and in the best interests of the Company and its stockholders. No officers received compensation in excess of $1,000,000 during fiscal 2002.

        Chief Executive Officer Compensation.    Pursuant to his employment agreement, Mr. Wood was paid a base salary of $440,000 and a bonus of $268,400 for fiscal 2002. No stock options were granted to Mr. Wood during fiscal 2002. Mr. Wood's compensation for fiscal 2002 was determined in accordance with the criteria described above in "Base Salary," "Bonus Payments" and "Equity

Participation and Long-Term Compensation Programs." See the description of Mr. Wood's employment agreement under "Employment Related Agreements."

    Members of the Compensation Committee of the Board of Directors

    H.F. Powell
    Ronald L. Corey
    Brian P. McDermott

        The preceding "Report of the Compensation Committee on Executive Compensation" and the "Stock Performance Chart" that appears immediately hereafter shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed, except to the extent that we specifically incorporate the same by reference.

PERFORMANCE GRAPH

        As part of the executive compensation information presented herein, the Commission requires a comparison of stock performance for the Company with stock performance of a broad equity market index and an appropriate industry index. The following chart compares the cumulative total stockholder return on the Class A Common Stock during the period from May 31, 1997 to May 31, 2002 with the cumulative total return on Standard & Poor's 500 Index and a peer group index of nutritional supplement companies. The comparison assumes $100 was invested on May 31, 1997 in the Class A Common Stock or in each of the foregoing indices and assumes reinvestment of dividends, if any. The peer group used in the below stock performance chart consists of the companies included in the Natural Business Composite Index™. The stock performance shown on the following chart is not necessarily indicative of future performance.

	5/31/97	5/31/98	5/31/99	5/31/00	5/31/01	5/31/02
Weider Nutrition International, Inc.	100.00	123.75	42.42	27.81	21.63	18.30
S&P 500	100.00	130.68	158.16	174.73	156.29	134.65
Natural Business Composite Index™	100.00	143.41	83.26	75.51	73.11	98.56

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The current members of the Audit Committee are Messrs. Powell, Corey and McDermott. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended May 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provisions of non-audit services to the Company is compatible with maintaining the auditor's independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

        Based on the reports and discussions above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2002.

    Members of the Audit Committee of the Board of Directors

    H. F. Powell, Chairman
    Ronald L. Corey
    Brian P. McDermott

        The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

INDEPENDENT AUDITORS' FEES

Audit Fees

        Audit services performed by Deloitte & Touche LLP during our 2002 fiscal year consisted of the examination of our financial statements and services related to filings with the Commission.

        Audit fees billed to us by Deloitte & Touche LLP for the audit of our annual financial statements for fiscal 2002 included in our Annual Report on Form 10-K totaled approximately $209,000.

Financial Information Systems Design and Implementation Fees

        We did not engage Deloitte & Touche LLP to provide advice to us regarding financial information systems design and implementation during fiscal 2002.

All Other Fees

        All other fees billed to us by Deloitte & Touche LLP for services rendered in fiscal 2002 totaled approximately $558,000 and were primarily for statutory audits of subsidiaries required by local law and tax services fees for tax compliance and tax consulting.

        The Audit Committee has reviewed the non-audit services provided by Deloitte & Touche LLP and determined that the provision of these services during fiscal 2002 is compatible with maintaining Deloitte & Touche LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Class A Common Stock to file initial reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. These persons and entities are also required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. We believe, based solely on our review of the copies of such forms and other written representations to us, that during the fiscal year ended May 31, 2002 all reporting persons complied with all applicable Section 16(a) filing requirements, except that Messrs. Elitharp and Krüger failed to timely file their initial Forms 3; Mr. Cooper failed to timely file a Form 4, reporting a sale of Class A shares; Mr. Powell failed to timely file two Forms 4, reporting six transactions involving the acquisition of Class A shares; Mr. Gustin failed to timely file a Form 5, reporting one exempt option grant; Mr. Kimmel failed to timely file a Form 4 reporting three exempt option grants, and Weider Health and Fitness failed to timely file a Form 4, reporting the disposition of Class B shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Weider Health and Fitness and its Subsidiary, Weider Publications.

        Weider Health and Fitness owns all of our Class B common stock, which represents approximately 93% of the aggregate voting power of all outstanding shares of our common stock. Weider Health and Fitness is in a position to determine the outcome of all matters required to be submitted to stockholders for approval (except as provided by law or our amended and restated certificate of incorporation or amended and restated bylaws). Eric Weider, our Chairman of the Board, is the President and Chief Executive Officer and a director of Weider Health and Fitness, and a director of Weider Publications; George Lengvari, one of our directors, is Vice Chairman of Weider Health and Fitness and Chairman of Weider Publications U.K.; and Roger Kimmel, one of our directors, is a director of Weider Publications.

Advertising Agreement

        We are a party with Weider Publications, Inc., a subsidiary of Weider Health and Fitness, to an Advertising Agreement dated December 1, 1996 (the "Advertising Agreement") under which we are obligated (pursuant to an annually updated notification) to purchase a minimum number of advertising pages in certain of the publications of Weider Publications each month at a price below that charged to unaffiliated third party advertisers. The Advertising Agreement has a ten-year term and is subject to termination by any party if certain specified events occur, including a change of control of Weider Health and Fitness or an initial public offering of Weider Publications. During our fiscal year ended May 31, 2002, we paid Weider Publications a total of approximately $1.8 million for services rendered.

Transfer of Intellectual Property

        In July 1985, Weider Health and Fitness and Joe Weider entered into an agreement pursuant to which Weider Health and Fitness was granted all rights, title and interest in and to a system of weight training known as "The Weider System" and the exclusive right to use of the name "Joe Weider" within the continental United States. As consideration for such grants, Weider Health and Fitness has agreed to pay Joe Weider approximately $450,000 per year for the rest of his lifetime, of which $250,000 per year is paid by us. The right to use the "The Weider System" and "Joe Weider" survives the death of Joe Weider. Effective September 1, 1996, Weider Health and Fitness assigned to us substantially all such intellectual property. Weider Health and Fitness retained certain trademarks used in both our nutritional supplements business and Weider Health and Fitness' body building and exercise equipment business; however, we have a perpetual, royalty-free, fully paid license to use such trademarks for our nutritional supplements business.

Sponsorships

        As part of our marketing strategy, we participate in the sponsorship of certain body builder contracts with Weider Health and Fitness. We paid a total of approximately $200,000 in connection with our sponsorship in fiscal 2002.

Intellectual Property Licensing Agreement

        Pursuant to a June 1994 agreement with Joe Weider, Ben Weider, Weider Sports Equipment and Weider Health and Fitness, Mariz Gestao E Investimentos Limitada obtained the exclusive international rights to use the trademarks and brand names used by Weider Health and Fitness and its affiliates on or prior to December 1996. Pursuant to a sublicense agreement with Mariz dated December 1, 1996, we obtained the exclusive international worldwide right to use these trademarks and brand names outside the United States, Canada and Mexico (for which countries we own the rights), except in Spain, Australia, New Zealand, Japan and South Africa. Under the terms of the sublicense agreement, we are required to make annual royalty payments to Mariz on sales of products covered by the agreement in these countries. The royalty payments are to be equal to (i) 4% of sales up to $33.0 million; (ii) 3.5% of sales greater than $33.0 million and less than $66.0 million; (iii) 3.0% of sales from $66.0 million to $100.0 million; and (iv) 2.5% of sales over $100.0 million. In addition, the sublicense agreement with Mariz includes an irrevocable buy-out option exercisable by us after May 31, 2002 for a purchase price equal to the greater of $7.0 million or 6.5 times the aggregate royalties paid by us in the fiscal year immediately preceding the date of the exercise of the option. The initial term of the sublicense agreement was through May 31, 2002, with the agreement automatically renewing for successive one year terms unless earlier terminated by Mariz upon a material breach by us. During our fiscal year ended May 31, 2002, we incurred royalty expense of approximately $389,000 relating to the Mariz licensing agreement. Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of George Lengvari, one of our directors, are included among the beneficiaries.

IFBB Agreement

        On May 1, 2000, we entered into an agreement with the International Federation of Bodybuilders ("IFBB"), a Canadian non-profit corporation which supports international bodybuilding events. Pursuant to the agreement, we are obligated to pay $250,000 during the first year of the agreement and $100,000 during each of the second and third years of the agreement with respect to our sponsorship of certain IFBB bodybuilding events. In return for such sponsorship, IFBB provides us with preferential advertising, booth placement, inclusion in certain programs/brochures, and other preferential promotional treatment. Ben Weider, the father of Eric Weider (our directors), is the president of IFBB. We incurred promotional expense of approximately $100,000 pursuant to this agreement for fiscal 2002.

Management Loan

        Prior to our initial public offering ("IPO"), we entered into Management Incentive Agreements pursuant to which key employees were granted Performance Units as incentive compensation. Simultaneously with our IPO, which triggered a conversion under the Management Incentive Agreements, we paid in cash and shares of Class A common stock the vested portion of the Performance Units. The unvested portion of the Performance Units (represented in the aggregate for all key employees by 182,716 restricted shares of Class A common stock as of the IPO date) vested over a five-year period at 20% per year (contingent upon continued employment and/or other factors). No unvested shares remain available. In order to facilitate the payment of individual income taxes, we made available to each key employee loans in principal amount up to 30% of the conversion value of the vested Performance Units held by each key employee. The loans bear interest at 8.0% per annum, are repayable five years from the borrowing date and are secured by the key employees' stock. We currently have a loan outstanding to Mr. Richard Blair, Executive Vice President-Active Nutrition. As of May 31, 2002, Mr. Blair had outstanding principal loan and interest balances of approximately $290,468 and $95,347, respectively. Mr. Blair's employment agreement provides that, contingent upon his continued employment with us, his principal loan and interest will be forgiven one-third per year over the three-year period from November 2001.

OTHER MATTERS

        As of the date of this proxy statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the Board's intention to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel A. Thomson Senior Vice President—Business Development, General Counsel, and Corporate Secretary

Salt Lake City, Utah
September 26, 2002

WEIDER NUTRITION INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2002

        The undersigned hereby appoints each of Bruce J. Wood and Daniel A. Thomson as attorneys and proxies, each with power of substitution, to vote all shares of Class A Common Stock (the "Class A Stock") and Class B Common Stock (the "Class B Stock," and together with the Class A Stock, the "Common Stock") of Weider Nutrition International, Inc. (the "Company") held by the undersigned on September 20, 2002, at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held October 29, 2002, at 2:00 p.m., local time, at the Company's headquarters located at 2002 South 5070 West, Salt Lake City, Utah 84104, on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

        The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares FOR the proposals set forth on the reverse side hereof. If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment.

(Continued and to be dated and signed on the reverse side)

The Board of Directors recommends a vote FOR the following proposals:

1.
Election as directors of the Company until the next Annual Meeting and until their successors are duly elected and qualified.

FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for ALL nominees listed below	*EXCEPTIONS
☐	☐	☐
Nominees:	Eric Weider, George F. Lengvari, Bruce J. Wood, Ronald L. Corey, David J. Gustin, Roger H. Kimmel, Brian P. McDermott and H. F. Powell

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions:

2.
The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending May 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
In the discretion of the persons acting as proxies, on such other matters as may properly come before the Annual Meeting or any adjustment(s) or postponement(s) thereof.

Date:	, 2002

Signature:
Signature:
Note:	Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

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TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
BOARD OF DIRECTORS AND BOARD COMMITTEES INFORMATION
STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Fiscal 2002 and Year-End Option Values
REPORT OF OUR COMPENSATION COMMITTEE
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS' FEES
SECTION 16(a) BENEFICIAL OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS